SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant X

Filed by a Party other than the Registrant

Check the appropriate box:
	Preliminary Proxy Statement
	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
	Definitive Proxy Statement
X	Definitive Additional Materials
	Soliciting Material under §240.14a-12
VOYA PRIME RATE TRUST
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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X	No fee required.
	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Voya Prime Rate Trust

Protect Your Investment.

Use the WHITE proxy card to vote "FOR" your Board-approved nominees and "AGAINST" the proposal requesting a tender offer

DO NOT vote using a gold card sent by Saba Capital Management: doing so will cancel your support for your Board

Dear Shareholder:

Protect your investment -

VOTE TODAY!

Vote the WHITE proxy card today

in support of your Board

The Board of Voya Prime Rate Trust is committed to providing shareholders with a high level of current income from a pure-play senior loan investment strategy. Long-term shareholders have enjoyed the benefits of that investment program. Every month since the Fund's inception in 1988 – 383 months in total – the Fund has paid a dividend, and, for the last decade, over 99% of the Fund's distributions have been paid from a combination of income and capital gains earned by the Fund.

As of April 30th, the Fund's discount to net asset value is narrower than 81% of the funds in the Closed-End Fund Bank Loan Category and 3% narrower than the category peer median.

Your Board recognizes the Fund's strategy is particularly important during today's uncertain markets. The Fund is managed to outperform in periods of increased risk relative to more aggressively positioned peers, enabling it to maintain steady dividends even in down markets. In fact, in three periods of significantly increased volatility and market drawdowns (Q4 2018, energy sector sell-off 2014-2016, Financial Crisis 2007-2009), its performance ranked in the top quartile of its Morningstar category.

You may receive multiple letters from Saba Capital Management, a hedge fund manager trying to take control of your Fund and focused on generating short-term profits for themselves at your expense.

Here are the facts:

⬛Voya Prime Rate Trust is designed for long-term shareholders seeking current income from senior loans, not hedge funds seeking short-term profits by influencing the trading price of the Fund's shares.

⬛Your Board has extensive qualifications, experience and a fiduciary obligation to represent the interests of ALL shareholders – not just Saba.

⬛Your Board is committed to enhancing value for all shareholders and continues to consider a range of options that may potentially benefit shareholders more broadly under a greater variety of market conditions and that may well have a less disruptive effect on the Fund's shareholders and its operations.

⬛Saba has a long history of taking significant positions in closed-end investment companies and engaging in aggressive activities, such as proposing a self-tender offer, that are counter to the interests of long- term shareholders who desire continuous income.

⬛Their activist agenda is particularly self-serving in light of the current market turmoil, which has greatly affected the prices and liquidity of senior loans such as the types in which the Fund invests.

Your Board strongly recommends that you return your WHITE proxy card today and vote "FOR" your Board approved nominees and "AGAINST" Saba's proposal.

Your diverse and highly qualified Board has extensive closed-end fund experience and a track record of acting in your best interests.

Voting "FOR" the nominees on the "WHITE" card will promote the continuity of the Fund's oversight and governance structure, which is especially important during the current volatile and uncertain markets.

Vote the WHITE card today and	► Profiting for their hedge fund at your expense
► Endangering your investment and the interests of long-
help prevent Saba from:
term shareholders like you

Be aware that Saba may contact you to solicit your vote. Please do not mail in the GOLD proxy card sent to you by Saba. Doing so could cancel out your vote for the Board-approved nominees and help a hedge fund prevail over the interests of all shareholders. It only takes a moment to cast your vote "FOR" the Board- approved nominees listed on the enclosed WHITE proxy card and "AGAINST" Saba's proposal.

Thank you for your continued support,

Voya Prime Rate Trust

Voting Is Easy

Online	Phone	Mail
Log onto the website	Call the toll-free	Sign, date, and
listed on the	number on the	return the enclosed
enclosed voting	enclosed voting	WHITE proxy card or
instruction form or	instruction form or	voting instruction
proxy card and follow	proxy card and follow	form in the enclosed
the instructions	the instructions	envelope

For assistance voting your shares, please contact our proxy solicitor, Georgeson LLC at (877) 278-4775